                                                                    Exhibit 10.2


                             CONTRIBUTION AGREEMENT

                                     between

                               MAXTOR CORPORATION

                                       and

                               MAXTOR FUNDING LLC

                             Dated as of May 9, 2003

                                TABLE OF CONTENTS

                                                                                     Page
                                                                                     ----
ARTICLE I     DEFINITIONS ....................................................          1
              SECTION 1.1   General ..........................................          1
              SECTION 1.2   Specific Terms ...................................          2

ARTICLE II    CONVEYANCE OF THE RECEIVABLES AND OTHER CONVEYED PROPERTY ......          5
              SECTION 2.1   Conveyance of the Receivables and Other Conveyed
                            Property .........................................          5

ARTICLE III   CONDITIONS OF CONVEYANCE .......................................          8
              SECTION 3.1   Conditions Precedent to the Conveyance ...........          8
              SECTION 3.2   Conditions Precedent to all Conveyances ..........          9

ARTICLE IV    REPRESENTATIONS AND WARRANTIES .................................         10
              SECTION 4.1   Representations and Warranties of Maxtor .........         10
              SECTION 4.2   Representations and Warranties of the Purchaser ..         15
              SECTION 4.3   Indemnification ..................................         17

ARTICLE V     COVENANTS OF MAXTOR ............................................         20
              SECTION 5.1   Protection of Title of the Purchaser .............         20
              SECTION 5.2   Other Liens or Interests .........................         22
              SECTION 5.3   Costs and Expenses ...............................         22
              SECTION 5.4   Exclusivity ......................................         22
              SECTION 5.5   Separate Conduct of Business .....................         22
              SECTION 5.6   Other Covenants of Maxtor ........................         22

ARTICLE VI    PURCHASES BY MAXTOR ............................................         25
              SECTION 6.1   Deemed Collections; Purchase of Receivables
                            Upon Breach of Warranty ..........................         25
              SECTION 6.2   Reassignment of Purchased Receivables ............         26
              SECTION 6.3   Waivers ..........................................         26

ARTICLE VII   MISCELLANEOUS ..................................................         26
              SECTION 7.1   Liability of Maxtor ..............................         26
              SECTION 7.2   Merger or Consolidation of Maxtor or the
                            Purchaser ........................................         26
              SECTION 7.3   Limitation on Liability of Maxtor and Others .....         27
              SECTION 7.4   Amendment ........................................         27
              SECTION 7.5   Notices ..........................................         27
              SECTION 7.6   Merger and Integration ...........................         27
              SECTION 7.7   Severability of Provisions .......................         28
              SECTION 7.8   Costs, Expenses and Taxes ........................         28

              SECTION 7.9   Governing Law ....................................         28
              SECTION 7.10  Counterparts .....................................         28
              SECTION 7.11  Nonpetition Covenant .............................         28
              SECTION 7.12  Binding Effect; Assignability; Term ..............         29
              SECTION 7.13  Third Party Beneficiaries ........................         29

EXHIBIT A     FORM OF DEFERRED PURCHASE PRICE NOTE ...........................   Exh. A-1

SCHEDULE A    SCHEDULE OF REPRESENTATIONS AND WARRANTIES OF MAXTOR
              WITH RESPECT TO ELIGIBLE RECEIVABLES ...........................   Sch. A-1

SCHEDULE B    PRIOR NAMES AND TRADE NAMES OF MAXTOR ..........................   Sch. B-1

                       PURCHASE AND CONTRIBUTION AGREEMENT

            THIS PURCHASE AND CONTRIBUTION AGREEMENT, dated as of May 9, 2003 (this "Agreement"), between Maxtor Corporation, a Delaware corporation ("Maxtor"), and Maxtor Funding LLC, a Delaware limited liability company (the "Purchaser").

                              W I T N E S S E T H:

            WHEREAS, the Purchaser has agreed to purchase from Maxtor and Maxtor has agreed to Sell (as hereinafter defined) to the Purchaser certain Receivables and Other Conveyed Property (in each case, as hereinafter defined) related thereto on the terms set forth herein.

            WHEREAS, Maxtor may also wish to from time to time to Contribute (as hereinafter defined) certain Receivables and Other Conveyed Property related thereto to the capital of the Purchaser on the terms set forth herein.

            NOW, THEREFORE, in consideration of the premises and the mutual agreements hereinafter contained, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Purchaser and Maxtor, intending to be legally bound, hereby agree as follows:

                             ARTICLE 1 DEFINITIONS

            SECTION 1.1 General. The specific terms defined in this Article include the plural as well as the singular. Words herein importing a gender include the other gender. References herein to "writing" include printing, typing, lithography, and other means of reproducing words in visible form. References to agreements and other contractual instruments include all subsequent amendments thereto or changes therein entered into in accordance with their respective terms and not prohibited by this Agreement or the RLSA (as hereinafter defined). References herein to Persons include their successors and assigns permitted hereunder or under the RLSA. The terms "include" or "including" mean "include without limitation" or "including without limitation". The words "herein", "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision, and Article, Section, Schedule and Exhibit references, unless otherwise specified, refer to Articles and Sections of and Schedules and Exhibits to this Agreement. Capitalized terms used herein but not defined herein shall have the respective meanings assigned to such terms in the RLSA.

            SECTION 1.2 Specific Terms. Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

            "Agreement" means this Purchase and Contribution Agreement and all amendments hereof and supplements hereto made in accordance with the terms hereof.

            "Convey" means to Sell or Contribute Receivables and Other Conveyed Property hereunder.

            "Conveyance" means, collectively, a Sale or Contribution of Receivables and Other Conveyed Property by Maxtor to the Purchaser.

            "Conveyance Date" means the date on which a Conveyance occurs hereunder.

            "Conveyed Receivable" means a Receivable Conveyed by Maxtor to the Purchaser pursuant to Section 2.1 hereof.

            "Contribute" and "Contribution" have the meanings specified in
Section 2.1(a).

            "Deferred Purchase Price" means the portion of the Purchase Price of Receivables and Other Conveyed Property related thereto purchased by the Purchaser hereunder on any Conveyance Date exceeding the amount of the Purchase Price under Section 2.1(g) to be paid in cash, which portion when added to the cumulative amount of all previous Deferred Purchase Prices (after giving effect to any payments made on account thereof) shall not exceed the maximum amount that could be borrowed under the Subordinated Note without rendering the Purchaser's Net Worth less than the Required Capital Amount. The obligations of the Purchaser in respect of any Deferred Purchase Price shall be evidenced by the Purchaser's Subordinated Note.

            "Foreign Receivable" means a Receivable owed by an Obligor (i) that is not located in the United States or Canada and (ii) that has been directed to pay the amount owed with respect to such Receivable to an address, a lockbox or an account other than Lockbox or the Lockbox Account.

            "General Trial Balance" means, on any date, an accounts receivable trial balance (whether in the form of a computer printout, magnetic tape or diskette) on such date, listing Obligors and the Receivables respectively owed by such Obligors on such date together with the aged Outstanding Balances of such Receivables, in form and substance satisfactory to the Purchaser and any assignee thereof.

            "Lender" means any present or future "Lender" named under the RLSA.

            "Lockbox" means a post office box (box number 73255) to which Collections are remitted for retrieval by the Lockbox Bank and for deposit by the Lockbox Bank into the Lockbox Account.

            "Lockbox Account" means the deposit account (account number 12334-05099 at the Lockbox Bank).

            "Lockbox Bank" means Bank of America, N.A. and its successors in interest.

            "Maxtor Purchase Event" means the occurrence of a breach of any of Maxtor's representations and warranties under Section 4.1(a).

            "Monthly Remittance Report" means a report, in substantially the form of Exhibit C to the RLSA.

            "Net Worth" means, with respect to the Purchaser as of any date of determination, the excess, if any, of (a) the aggregate Outstanding Balance of the Conveyed Receivables at such time, over (b) the sum of (i) the Loans Outstanding at such time plus (ii) the aggregate outstanding principal balance of the Subordinated Note (including any Deferred Purchase Price proposed to be incurred on the date of determination).

            "Other Conveyed Property" means, with respect to any Receivable, all of Maxtor's right, title and interest in, to and under (i) all monies at any time received or receivable with respect to such Receivable, including all Collections, (ii) the Related Security with respect to such Receivable and any and all agreements, documents, certificates and instruments evidencing such Related Security, (iii) the payment rights and all rights related to such payment rights under the related Contract and any and all other documents or electronic records that Maxtor keeps on file in accordance with its customary procedures relating to such Receivable, the Related Security or the related Obligor, (iv) all property (including the right to receive future Liquidation Proceeds) that secures such Receivable and that has been acquired by or on behalf of Maxtor pursuant to the liquidation of such Receivable, and (v) all present and future rights, claims, demands, causes and choses in action in respect of any or all of the foregoing and all payments on or under and all proceeds and investments of any kind and nature in respect of any of the foregoing.

            "Purchase Price" means, with respect to any Receivable and Other Conveyed Property related thereto Conveyed hereunder pursuant to a Sale, such amount as is agreed upon on the related Conveyance Date by the Purchaser and Maxtor to be reasonably equivalent value for such Receivable and Other Conveyed Property related thereto on such date.

            "Purchaser" has the meaning specified in the Preamble.

            "Receivable" means the indebtedness of, and the right to all payments from, an Obligor resulting from the sale of merchandise, products or services by Maxtor under a Contract, including, without limitation, the right to any payments with respect to (i) interest or finance charges with respect thereto, (ii) any other obligations of such Obligor with respect thereto and
(iii) all Related Security with respect thereto.

            "Related Security" means with respect to any Receivable:

                  (i) all of Maxtor's interest in any merchandise or products (including returned merchandise or products) relating to any sale giving rise to such Receivable;

                  (ii) all security interests or liens and property subject thereto from time to time purporting to secure payment of such Receivable, whether pursuant to the Contract related to such Receivable or otherwise, together with all financing statements under which an Obligor is the debtor describing any collateral securing such Receivable;

                  (iii) all guaranties, letters of credit, letter of credit rights, supporting obligations, insurance and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Receivable whether pursuant to the Contract related to such Receivable or otherwise;

                  (iv) the payment rights and all rights related to such payment rights under the Contract related to such receivable and, to the extent that the assignment of Maxtor's interests therein is enforceable under applicable law, all other books, records and other information (including, without limitation, computer programs, tapes, discs, data processing software and related property and rights) relating to such Receivable and the related Obligor; and

                  (v) all proceeds of the foregoing.

            "Required Capital Amount" means, at any time of determination, the greater of (i) $5,000,000 and (ii) an amount equal to 3% of the Outstanding Balance of all Conveyed Receivables at such time of determination.

            "RLSA" means the Receivables Loan and Security Agreement, dated as of the date hereof, by and among the Purchaser, Maxtor, as Servicer, Merrill Lynch Commercial Finance Corp, as Lender and Agent, Radian Reinsurance, Inc., as Facility Insurer and U.S. Bank National Association, as the Backup Servicer, the Trustee, the Collateral Agent and the Collection Account Bank, as amended or amended and restated from time to time pursuant to the terms thereof.

            "Sale" and "Sell" have the meanings specified in Section 2.1(a).

            "Schedule of Representations" means the Schedules of Representations and Warranties attached hereto as Schedule A.

            "Subordinated Note" means the Purchaser's Deferred Purchase Price
Note in the form of Exhibit A attached hereto, as the same may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms hereof, evidencing the aggregate Deferred Purchase Price outstanding from time to time.

            "Transfer Taxes" means any tax, fee or governmental charge payable by the Purchaser, Maxtor or any other Person to any federal, state or local government arising from or otherwise related to the Conveyance of any Receivable and Other Conveyed Property related thereto from Maxtor to the Purchaser under this Agreement (excluding taxes measured by net income).

       ARTICLE 2 CONVEYANCE OF THE RECEIVABLES AND OTHER CONVEYED PROPERTY

            SECTION 2.1 Conveyance of the Receivables and Other Conveyed
Property.

            (1) Subject to the terms and conditions of this Agreement, on and after the date of the initial Borrowing under the RLSA (but not on or after the occurrence of the Amortization Commencement Date), Maxtor hereby agrees to (i)
(A) sell, transfer, assign, and otherwise convey on each Business Day (collectively, "Sell" and such sale, transfer, assignment, and/or other conveyance, a "Sale") to the Purchaser, without recourse (except to the extent specifically provided herein), and the Purchaser hereby agrees to purchase, all right, title and interest of Maxtor in and to, all of the Receivables originated by Maxtor, other than Foreign Receivables and Receivables previously Conveyed to the Purchaser, and the Other Conveyed Property related to such Receivables or
(B) to the extent not Sold on such Business Day, contribute to the capital of, and transfer, assign, and otherwise convey to (collectively, "Contribute" and any such contribution to capital, transfer, assignment, and/or other conveyance, a "Contribution"), without recourse (except to the extent specifically provided herein), the Purchaser, on each Business Day, and the Purchaser hereby agrees to accept such contribution of, all right, title and interest of Maxtor in and to such Receivables and the Other Conveyed Property related to such Receivables, and (ii) transfer, or cause the deposit, into the Collection Account of all amounts received by Maxtor on account of any Receivables, and Other Conveyed Property related thereto, that is Conveyed hereunder. Maxtor hereby acknowledges that each sale, contribution and conveyance to the Purchaser hereunder is absolute and irrevocable, without reservation or retention of any interest whatsoever by Maxtor.

            (2) The Sales of Receivables and Other Conveyed Property by Maxtor to the Purchaser and the Contributions of Receivables and Other Conveyed Property by Maxtor to the capital of the Purchaser pursuant to this Agreement are intended to be absolute assignments (free and clear of any Liens) of all of Maxtor's right, title and interest in, to and under such Receivables and Other Conveyed Property for all purposes and, except to the extent specifically provided herein, without recourse.

            (3) [Intentionally Omitted.]

            (4) It is the intention of Maxtor and the Purchaser that the Receivables and Other Conveyed Property Sold by Maxtor to the Purchaser, and the Receivables and Other Conveyed Property Contributed by Maxtor to the capital of the Purchaser, pursuant to this

Agreement shall not be part of Maxtor's estate in the event of the filing of a bankruptcy petition by or against Maxtor under any bankruptcy or similar law.

            (5) In the event that the Sales of Receivables and Other Conveyed Property by Maxtor to the Purchaser or the Contributions of Receivables and Other Conveyed Property by Maxtor to the capital of the Purchaser pursuant to this Agreement are deemed to be a secured financing (or are otherwise determined not to be absolute assignments of all of Maxtor's right, title and interest in, to and under or transfers of all of Maxtor's equitable interest in, to and under) the Receivables and Other Conveyed Property Sold or Contributed or purportedly Sold or Contributed hereunder, then this Agreement shall constitute a security agreement under applicable law. For this purpose and without being in derogation of the parties' intention that the sales and contributions of Receivables and Other Conveyed Property hereunder shall constitute a true conveyances thereof, Maxtor does hereby grant to the Purchaser, a security interest in all of Maxtor's right, title and interest in, to and under all Conveyed Receivables and Other Conveyed Property, whether now owned or hereafter acquired or arising. After the occurrence of an Early Amortization Event, Purchaser and its assigns shall have, in addition to the rights and remedies which they may have under this Agreement, all other rights and remedies provided to a secured creditor after default under the UCC and other applicable law, which rights and remedies shall be cumulative. Maxtor hereby authorizes, within the meaning of Section 9-509 of any applicable enactment of the UCC, the Purchaser and its assigns, as secured party, to file without the signature of the debtor, the UCC financing statements contemplated hereby.

            (6) [Intentionally omitted.]

            (7) The price to be paid by the Purchaser on a Conveyance Date for the Receivables and Other Conveyed Property related thereto which are Sold hereunder on such Conveyance Date shall be the Purchase Price with respect to such Receivables and Other Conveyed Property related thereto. Such Purchase Price shall be paid by means of either or both of the following: (i) an immediate cash payment to Maxtor (or any designee thereof) by wire transfer on the applicable Conveyance Date to an account designated by Maxtor on or before such Conveyance Date or (ii) an increase in the aggregate Deferred Purchase Price (subject at all times to the limitations contained in the definition thereof) on such Conveyance Date. To the extent the Purchase Price for the Receivables and Other Conveyed Property related thereto Sold by Maxtor to the Purchaser hereunder on any Conveyance Date is greater than the amount of cash paid to Maxtor on such Conveyance Date, such excess shall result in an increase in the aggregate Deferred Purchase Price (subject at all times to the limitations contained in the definition thereof).

            (8) On each Conveyance Date hereunder, after giving effect to the Conveyance of Receivables on such Conveyance Date, the Purchaser shall own all Receivables, other than Foreign Receivables, originated by Maxtor as of such Conveyance Date (including all such Receivables previously Conveyed to the Purchaser hereunder except any Receivables which have been repurchased by Maxtor in accordance with the terms of Section 6.1(b) hereof) and the Other Conveyed Property related thereto and Maxtor shall not take any action inconsistent with such ownership and shall not retain or claim any ownership interest or other interest in such

Receivables and Other Conveyed Property. Maxtor shall, on behalf of the Purchaser, at all times maintain a General Trial Balance which shall identify, as of the close of business on each Business Day, each Conveyed Receivable which remains outstanding.

            (9) Until the replacement of Maxtor as Servicer pursuant to the terms of the RLSA, Maxtor, as Servicer, shall conduct the servicing, administration and collection of the Receivables Conveyed hereunder and shall take, or cause to be taken, all such actions as may be necessary or advisable to service, administer and collect such Conveyed Receivables, from time to time, all in accordance with the terms of the RLSA. In accordance with the RLSA, the Contracts and all of the related documents, instruments and records (including, without limitation, computer tapes or disks) which evidence or relate to any Receivables Conveyed hereunder shall be held in trust by Maxtor for the benefit of the Purchaser and its assignees. Such possession thereof by Maxtor is at the will of the Purchaser and its assignees and in a servicing capacity for their benefit only.

            (10) On each Remittance Date, the Purchaser shall pay to Maxtor accrued interest on the aggregate Deferred Purchase Price in accordance with the provisions of the Subordinated Note and the Purchaser may, at its option, prepay, in whole or in part, the principal amount of the aggregate Deferred Purchase Price; provided, that each such payment of interest or principal shall be made solely from (i) Collections on Receivables that have been Conveyed by the Purchaser hereunder after all other amounts then payable by the Purchaser, or from such Collections, pursuant to the RLSA, the Fee Letter, the Insurance Agreement or the Premium Letter have been paid in full and all amounts then required to be set aside by the Purchaser or the Servicer under the RLSA have been so set aside or (ii) excess cash flow from operations of the Purchaser which is not required to be applied to or set aside for the payment of other obligations of the Purchaser; and provided further, that no such payment shall be made at any time when an Early Amortization Event or Unmatured Early Amortization Event shall have occurred and be continuing or would result therefrom. At such time following the Collection Date when all Loans, Yield, Premium, Accrued Liability and other amounts owed by the Purchaser under the RLSA shall have been paid in full and all commitments of the Lender to provide any financial accommodations to the Purchaser under the RLSA, the Fee Letter, the Insurance Agreement and the Premium Letter shall have terminated, the Purchaser shall apply, on each Remittance Date, all Collections of Receivables purchased by the Purchaser hereunder received by the Purchaser first to the payment of accrued interest on the aggregate Deferred Purchase Price, and then to the reduction of the principal amount of the aggregate Deferred Purchase Price.

            (11) Maxtor hereby transfers to the Purchaser all of its right, title and interest in, and the exclusive ownership and control of, the Lockbox.

                       ARTICLE 3 CONDITIONS OF CONVEYANCE

            SECTION 3.1 Conditions Precedent to the Conveyance.

            (1) The initial Conveyance hereunder is subject to the condition precedent that the Purchaser shall have received on or before the date of the initial Conveyance under this Agreement, in form and substance satisfactory to the Purchaser:

            (1) a copy of resolutions duly adopted by the directors of Maxtor approving this Agreement and the other documents to be delivered by it hereunder and the transactions and matters contemplated hereby and thereby, certified by Maxtor's Secretary or Assistant Secretary;

            (2) the certificate of incorporation as amended, of Maxtor, certified by the Secretary of State of Delaware as of a date not earlier than 10 days prior to the date hereof;

            (3) a good standing certificate for Maxtor issued by the Secretary of State of each of the States of Delaware and California, dated as of a date not earlier than 10 days prior to the date hereof;

            (4) a copy of Maxtor's bylaws as amended, certified by its Secretary or Assistant Secretary;

            (5) a certificate of the Secretary or Assistant Secretary of Maxtor certifying the names and true signatures of the officers authorized on its behalf to sign this Agreement and the other documents, if any, to be delivered by it hereunder (on which certificate the Purchaser may conclusively rely until such time as the Purchaser shall receive from Maxtor a revised certificate meeting the requirements of this subsection
      (v)) and certifying that all representations and warranties made by Maxtor in this Agreement are true and correct in all material respects;

            (6) copies of proper financing statements (on Form UCC-1) accurately describing the Conveyed Receivables and Other Conveyed Property related thereto and naming Maxtor as the "Debtor/Seller" and the Purchaser as "Secured Party/Purchaser", or other similar instruments or documents, in form and substance sufficient for filing under the UCC or any comparable law of any and all jurisdictions as may be necessary or, in the opinion of the Purchaser or any assignee thereof, desirable to perfect the Purchaser's ownership interest in all Conveyed Receivables and Other Conveyed Property related thereto;

            (7) copies of properly executed termination statements or statements of release (on Form UCC-3) or other similar instruments or documents, if any, in form and substance satisfactory for filing under the UCC or any comparable law of any and all jurisdictions as may be necessary or, in the opinion of the Purchaser and its assigns, desirable to release all security interests and similar rights of any Person in the Conveyed Receivables and Other Conveyed Property related thereto previously granted by Maxtor;

            (8) certified copies of requests for information or copies (on Form UCC-11) (or a similar search report certified by a party acceptable to the Purchaser and any assignee thereof), dated a date reasonably near and prior to the date of such initial Conveyance, listing all effective financing statements and other similar instruments and documents which name Maxtor (under its present name, any previous name or any trade name) as debtor and which are filed in the jurisdictions in which filings are to be made pursuant to subsections (vii) and (viii) above and in those jurisdictions in which Maxtor's chief executive office has been located in the past five years, together with copies of such financing statements, none of which, except those filed pursuant to subsections (vii) and
      (viii), above, shall cover any Conveyed Receivables or Other Conveyed Property related thereto;

            (9) any necessary third party consents to the closing of the transactions contemplated hereby, in the form and substance satisfactory to the Purchaser; and

            (10) one or more favorable opinions of Morrison & Foerster LLP, counsel to Maxtor, with respect to such matters as the Purchaser or any assignee thereof may reasonably request.

            SECTION 3.2 Conditions Precedent to all Conveyances. The Conveyance to take place on the initial Conveyance Date and each Conveyance to take place on a subsequent Conveyance Date shall be subject to the further conditions precedent that:

            (a) The following statements shall be true:

            (1) the representations and warranties of Maxtor contained in
      Section 4.1 shall be correct on and as of such Conveyance Date in all material respects, before and after giving effect to the Conveyance to take place on such Conveyance Date and to the application of proceeds therefrom, as though made on and as of such date; and

            (2) Maxtor is in compliance in all material respects with each of its covenants and other agreements set forth herein;

            (2) Maxtor shall have taken such other action, including delivery of approvals, consents, opinions, documents and instruments to the Purchaser, as the Purchaser or any assignee thereof may reasonably request;

            (3) With respect to each Conveyance Date other than the initial Conveyance Date, Maxtor shall have Conveyed all of the Receivables originated by it since the previous Conveyance Date;

            (4) Maxtor shall have taken all steps necessary under all applicable law in order to Convey to the Purchaser the Receivable being Conveyed on such Conveyance Date and Other Conveyed Property related thereto and, upon the Conveyance of such Receivable and Other Conveyed Property related thereto from Maxtor to the Purchaser pursuant to the terms hereof, the Purchaser will have acquired good and marketable title to, and a valid and perfected ownership interest in, the Conveyed Receivables being Conveyed on such Conveyance Date and Other Conveyed Property related thereto, free and clear of any Adverse Claim (other than any Other Permitted Liens) or restrictions on transferability; and

            (5) There shall have been no material adverse change in the condition (financial or otherwise), business, or results of operations of Maxtor since the preceding Conveyance Date.

                    ARTICLE 4 REPRESENTATIONS AND WARRANTIES

            SECTION 4.1 Representations and Warranties of Maxtor. Maxtor makes the following representations and warranties, on which the Purchaser relies in acquiring the Receivables and Other Conveyed Property related thereto Conveyed hereunder and in granting a security interest in such Receivables and Other Conveyed Property related thereto to the Collateral Agent (for the benefit of the Secured Parties) under the RLSA. Such representations are made as of the execution and delivery of this Agreement, as of each Conveyance Date and at such other times specified below or specified in the Schedule of Representations, but shall survive the Conveyance hereunder of the Receivables and Other Conveyed Property related thereto and the grant of a security interest therein to the Collateral Agent (for the benefit of the Secured Parties).

            (1) Schedule of Representations. All of the representations and warranties set forth on the Schedule of Representations were true and correct as of each Conveyance Date with respect to each Receivable which was Conveyed on such Conveyance Date and thereafter included as an Eligible Receivable for purposes of calculating the Net Eligible Receivables Balance and/or preparing a Daily Report, Borrowing Report or Monthly Remittance Report.

            (2) Organization and Good Standing. Maxtor has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, with power and authority to own its properties and to conduct its business as such properties are currently owned and such business is currently conducted, and had at all relevant times and now has power, authority and legal right to acquire and own the Receivables and Other Conveyed Property related thereto Conveyed hereunder and to Convey such Receivables and Other Conveyed Property related thereto to the Purchaser and to enter into and perform its obligations under this Agreement.

            (3) Due Qualification. Maxtor is duly qualified to do business as a foreign corporation in good standing, and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of its property or the conduct of its business requires such qualification, licenses or approvals except where failure to obtain such licenses or approvals or to be so qualified would not cause a Material Adverse Effect.

            (4) Power and Authority. Maxtor has the power and authority to execute and deliver this Agreement, the RLSA and the other Transaction Documents to which it is a party and to carry out its terms and their terms, respectively; Maxtor has full power and authority to Convey the Receivables and Other Conveyed Property related thereto to be Conveyed to the Purchaser hereunder and has duly authorized such Conveyance to the Purchaser by all necessary corporate action and the execution, delivery and performance of this Agreement, the RLSA and the Transaction Documents to which it is a party have been duly authorized by Maxtor by all necessary corporate action.

            (5) Valid Conveyance; Binding Obligations. This Agreement, the RLSA and the Transaction Documents to which Maxtor is party have been duly executed and delivered by Maxtor, and this Agreement shall effect, upon a Conveyance, a valid Conveyance of Receivables and Other Conveyed Property related thereto, enforceable against Maxtor and creditors of and purchasers from Maxtor, and this Agreement, the RLSA and such Transaction Documents shall constitute legal, valid and binding obligations of Maxtor enforceable in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, conservatorship, receivership, liquidation or other similar laws affecting the enforcement of creditors' rights generally and general principles of equity.

            (6) No Violation. The consummation of the transactions contemplated by this Agreement, the RLSA and the Transaction Documents, and the fulfillment of the terms of this Agreement, the RLSA and the Transaction Documents to which it is a party, shall not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the certificate of incorporation or bylaws of Maxtor, or any material indenture, agreement, mortgage, deed of trust or other instrument to which Maxtor is a party or by which it is bound or any of its properties are subject, or result in the creation or imposition of any lien upon any of its properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust or other instrument, other than liens created under this Agreement or the RLSA, or violate any law, order, rule or regulation applicable to Maxtor of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over Maxtor or any of its properties, or in any way affect Maxtor's ability to perform its obligations under this Agreement.

            (7) No Proceedings. There are no injunctions, writs, restraining orders or other orders in effect or proceedings or investigations pending or, to the best of Maxtor's knowledge, threatened against Maxtor before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality having jurisdiction over Maxtor or its properties (i) asserting the invalidity of this Agreement or any of the Transaction Documents, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or any of the Transaction Documents, (iii) seeking any determination or ruling that could have a material adverse effect on the performance by Maxtor of its obligations under, or the validity or enforceability of, this Agreement or any of the Transaction Documents, (iv) that would reasonably be likely to have a material adverse effect on the federal or state income tax attributes of, or seek to impose any excise, franchise, transfer or similar tax upon, the transfer and acquisition of the Receivables and Other Conveyed Property related thereto Conveyed hereunder or (v) that would reasonably be likely to have a material adverse effect on the Receivables and Other Conveyed Property related thereto Conveyed to the Purchaser hereunder.

            (8) No Consents. Maxtor is not required to obtain the consent of any other party or any consent, license, approval or authorization, or registration or declaration with, any governmental authority, bureau or agency in connection with the execution, delivery, performance, validity or enforceability of this Agreement except those which may have been obtained.

            (9) Approvals. All approvals, authorizations, orders or other actions of any person, corporation or other organization, or of any court, governmental agency or body or official, required in connection with the execution and delivery by Maxtor of this Agreement and the consummation of the transactions contemplated hereby (including the Conveyance of Receivables and Other Conveyed Property related thereto to the Purchaser) have been or will be taken or obtained on or prior to the date hereof or the applicable Conveyance Date.

            (10) Chief Executive Office. The chief executive office of Maxtor and the office where Maxtor keeps its records regarding the Receivables is 500 McCarthy Boulevard, Milpitas, CA 95035. Maxtor has not changed its name since its formation and has not been known by any name other than Maxtor Corporation. Maxtor does not have tradenames, fictitious names, assumed names or "doing business as" names other than as disclosed on Schedule B hereto. Maxtor's only jurisdiction of formation is Delaware. Maxtor has not changed its jurisdiction of formation.

            (11) Solvency. Maxtor is solvent and will not become insolvent after giving effect to the transactions contemplated by this Agreement and the other Transaction Documents. Maxtor, after giving effect to the transactions contemplated by this Agreement and the other Transaction Documents, will have an adequate amount of capital to conduct its business in the foreseeable future.

            (12) Financial Records. Maxtor's financial books and accounting records (which shall not include copies or originals of any purchase orders or Contracts) shall reflect that the assets Conveyed hereunder have been Conveyed to the Purchaser, are no longer owned by Maxtor and are not intended to be available to the creditors of Maxtor.

            (13) Compliance With Laws. Maxtor has complied and will comply in all material respects with all applicable laws, rules, regulations, judgments, agreements, decrees and orders with respect to its business and properties.

            (14) Taxes. Maxtor has filed on a timely basis all tax returns (including, without limitation, foreign, federal, state, local and otherwise) required to be filed, is not liable for taxes payable by any other Person and has paid or made adequate provisions for the payment of all taxes, assessments and other governmental charges due from Maxtor other than those being disputed in good faith and in respect of which it has made proper reserves on its books. No tax lien or similar adverse claim has been filed, and no claim is being asserted, with respect to any such tax, assessment or other governmental charge. Any taxes, fees and other governmental charges payable by Maxtor in connection with the execution and delivery of this Agreement and the other Transaction Documents and the transactions contemplated hereby or thereby have been paid.

            (15) [Intentionally omitted.]

            (16) [Intentionally omitted.]

            (17) No Liens, Etc. The Receivables and Other Conveyed Property related thereto to be Conveyed to the Purchaser hereunder are owned by Maxtor free and clear of any Adverse Claim (other than any Other Permitted Liens) or restrictions on transferability and Maxtor has the full right, corporate power and lawful authority to Convey the same and interests therein and, upon Conveyance thereof hereunder, the Purchaser will have acquired good and marketable title to and a valid and perfected ownership interest in such Receivables and Other Conveyed Property related thereto, free and clear of any Adverse Claim (other than any Other Permitted Liens) or restrictions on transferability. No effective financing statement or other instrument similar in effect covering all or any part of any Receivables and Other Conveyed Property related thereto Conveyed hereunder is on file in any recording office, except such as may have been filed in favor of the Purchaser as "Secured Party" or "Assignee" or except as shall be released upon the Conveyance of such Receivables and Other Conveyed Property related thereto to the Purchaser.

            (18) Filings. All filings (including, without limitation, UCC filings) required to be made by any Person and all other actions required to be taken or performed by any Person in any jurisdiction to transfer to the Purchaser a first priority perfected ownership interest in all Conveyed Receivables and all of Other Conveyed Property related thereto and the proceeds thereof have been made, taken or performed and all filings (including, without limitation, UCC filings) required to be made by any Person and all other actions required to be taken or performed by any Person in any jurisdiction to give the Collateral Agent (for the benefit of the Secured Parties) a first priority perfected security interest in all Conveyed Receivables and all Other Conveyed Property related thereto and the proceeds thereof have been made, taken or performed.

            (19) Information True and Correct. All information heretofore or hereafter furnished by or on behalf of Maxtor to the Purchaser or any assignee thereof in connection with this Agreement or any transaction contemplated hereby is and will be true and complete in all material respects as of the date furnished or provided and does not and will not omit to state a material fact necessary to make the statements contained therein not misleading.

            (20) ERISA Compliance. Maxtor is in compliance with ERISA and the Internal Revenue Code of 1986 with respect to any "employee benefit plans" (within the meaning of Section 3(1) of ERISA) it maintains or contributes to (the "Plans"). There are no liens outstanding against any such Plan or against Maxtor with respect to any such Plan and Maxtor has not incurred and does not expect to incur any liabilities (except for premium payments arising in the ordinary course of business) to the Pension Benefit Guaranty Corporation (or any successor thereto) in connection with such Plans. Maxtor does not contribute to any "multiemployer pension plan," as defined in Section 4001 of ERISA.

            (21) No Material Adverse Effect; No Default. (i) Maxtor is not a party to any indenture, loan or credit agreement or any lease or other agreement or instrument or subject to any charter or corporate restriction that would reasonably be likely to have, and no provision of applicable law or governmental regulation would reasonably be likely to have, a material adverse effect on the condition (financial or otherwise), business, operations, results of operations or properties of Maxtor, or would reasonably be likely to have such an effect on the ability of Maxtor to carry out its obligations under this Agreement and the other Transaction Documents to which Maxtor is a party and (ii) Maxtor is not in default under or with respect to any contract, agreement, lease or other instrument to which Maxtor is a party and which is material to Maxtor's condition (financial or otherwise), business, operations or properties, and Maxtor has not delivered or received any notice of default thereunder.

            (22) Financial or Other Condition. There has been no material adverse change in the condition (financial or otherwise), business, operations, results of operations, or properties of Maxtor since the date of Maxtor's most recent audited financial statements.

            (23) Investment Company Status. Maxtor is not an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended. The consummation of the transactions contemplated by this Agreement and the other Transaction Documents by Maxtor will not violate any provision of such Act or any rule, regulation or order issued by the Securities and Exchange Commission thereunder.

            (24) No Shared Obligations. There is not now, nor will there be at any time in the future, any agreement or understanding between Maxtor and the Purchaser (other than as expressly set forth herein or in the other Transaction Documents) providing for the allocation or sharing of obligations to make payments or otherwise in respect of any taxes, fees, assessments or other governmental charges.

            (25) Representation and Warranties True and Correct. Each of the representations and warranties of Maxtor contained in this Agreement and the other Transaction Documents to which it is a party is true and correct in all respects as of the date made or deemed made and Maxtor hereby makes each such representation and warranty to, and for the benefit of, the Purchaser as if the same were set forth in full herein.

            (26) Intent of Maxtor. Maxtor has not Conveyed any interest in any Receivable or Other Conveyed Property related thereto to the Purchaser with any intent to hinder, delay or defraud any of Maxtor's creditors.

            (27) Consideration. Maxtor has received fair consideration and reasonably equivalent value in exchange for the Conveyance of the Receivables and Other Conveyed Property related thereto Conveyed hereunder.

            (28) Compliance with Bylaws. All actions required under the bylaws of Maxtor in connection with the Conveyance of the Receivables and Other Conveyed Property related thereto to the Purchaser have been taken in full compliance with such document.

            (29) Compliance with Contracts. Maxtor has timely and fully performed and complied with all provisions, covenants and other promises required to be observed by Maxtor under the Contracts related to the Receivables except where failure to fully perform and comply with such provisions, covenants and other promises, either individually or in the aggregate, would not cause a Material Adverse Effect. Maxtor has paid when due any taxes payable in connection with the Receivables.

            SECTION 4.2 Representations and Warranties of the Purchaser. The Purchaser makes the following representations and warranties, on which Maxtor relies in Conveying Receivables and Other Conveyed Property related thereto to the Purchaser hereunder. Such representations are made as of the execution and delivery of this Agreement, but shall survive the Conveyance of Receivables and Other Conveyed Property related thereto Conveyed hereunder and the grant of a security interest in such Receivables and Other Conveyed Property related thereto by the Purchaser under the RLSA.

            (1) Organization and Good Standing. The Purchaser has been duly organized and is validly existing and in good standing as a limited liability company under the laws of the State of Delaware, with the power and authority to own its properties and to conduct its business as such properties are currently owned and such business is currently conducted, and had at all relevant times, and has, full power, authority and legal right to acquire and own the Receivables and Other Conveyed Property related thereto Conveyed hereunder.

            (2) Due Qualification. The Purchaser is duly qualified to do business as a foreign limited liability company in good standing, and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of its property or the conduct of its business requires such qualification, licenses or approvals, except where failure to do so would not cause a Material Adverse Effect.

            (3) Power and Authority. The Purchaser has the power, authority and legal right to execute and deliver this Agreement and to carry out the terms hereof and to acquire the Receivables and Other Conveyed Property related thereto Conveyed hereunder; and the execution, delivery and performance of this Agreement and all of the documents required pursuant hereto have been duly authorized by the Purchaser by all necessary action.

            (4) No Consent Required. The Purchaser is not required to obtain the consent of any other Person, or any consent, license, approval or authorization or registration or declaration with, any governmental authority, bureau or agency in connection with the execution, delivery or performance of this Agreement, the RLSA and the Transaction Documents to which it is a party, except for such as have been obtained, effected or made.

            (5) Binding Obligation. This Agreement constitutes a legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, subject, as to enforceability, to applicable bankruptcy, insolvency, reorganization, conservatorship, receivership, liquidation or other similar laws affecting the enforcement of creditors' rights generally and general principles of equity.

            (6) No Violation. The execution, delivery and performance by the Purchaser of this Agreement, the consummation of the transactions contemplated by this Agreement, the RLSA and the Transaction Documents to which it is a party and the fulfillment of the terms of this Agreement, the RLSA and the Transaction Documents to which it is a party do not and will not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the organizational documents of the Purchaser, or conflict with or breach any of the terms or provisions of, or constitute (with or without notice or lapse of time) a default under, any indenture, agreement, mortgage, deed of trust or other instrument to which the Purchaser is a party or by which the Purchaser is bound or to which any of its properties are subject, or result in the creation or imposition of any lien upon any of its properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust or other instrument (other than liens created hereunder or under the RLSA), or violate any law or any order, rule or regulation, applicable to the Purchaser or its properties, of any federal or state regulatory body, any court, administrative agency, or other governmental instrumentality having jurisdiction over the Purchaser or any of its properties.

            (7) No Proceedings. There are no injunctions, writs, restraining orders or other orders in effect or proceedings or investigations pending, or, to the best of the Purchaser's knowledge, threatened against the Purchaser before any court, regulatory body, administrative agency, or other tribunal or governmental instrumentality having jurisdiction over the Purchaser or its properties:

            (1) asserting the invalidity of this Agreement, the RLSA or any of the Transaction Documents;

            (2) seeking to prevent the consummation of any of the transactions contemplated by this Agreement, the RLSA or any of the Transaction Documents;

            (3) seeking any determination or ruling that could have an adverse effect on the performance by the Purchaser of its obligations under, or the validity or enforceability of, this Agreement, the RLSA or any of the Transaction Documents;

            (4) that may have an adverse effect on the federal or state income tax attributes of, or seek to impose any excise, franchise, transfer or similar tax upon, the transfer and acquisition of the Receivables and Other Conveyed Property related thereto Conveyed hereunder; or

            (5) that could have an adverse effect on the Receivables and Other Conveyed Property related thereto Conveyed to the Purchaser hereunder.

            (8) Consideration. The Purchaser has given fair consideration and reasonably equivalent value in exchange for the Conveyance of the Receivables and Other Conveyed Property related thereto Conveyed hereunder.

In the event of any breach of a representation and warranty made by the Purchaser hereunder, Maxtor covenants and agrees that Maxtor will not take any action to pursue any remedy that it may have hereunder, in law, in equity or otherwise, until a year and a day have passed since all obligations of the Purchaser under the RLSA and any other Transaction Document have been paid in full. Maxtor and the Purchaser agree that damages will not be an adequate remedy for a breach of this covenant and that this covenant may be specifically enforced by the Purchaser or any assignee thereof.

            SECTION 4.3 Indemnification.

            (1) Maxtor shall defend, indemnify and hold harmless the Purchaser and any assignee thereof, and any officers, directors, successors, employees and agents thereof (each an "Indemnified Person") from and against any and all costs, expenses, losses, damages, claims, and liabilities, including reasonable attorneys' fees and disbursements (all of the foregoing being collectively referred to as "Indemnified Amounts"), awarded against or incurred by any Indemnified Person arising out of or resulting from this Agreement or in respect of any of the Receivables or Other Conveyed Property, except for any such amounts (A) resulting from any gross negligence, bad faith or willful misconduct of such Indemnified Person or (B) to the extent that providing such indemnity would constitute recourse for losses due to the uncollectibility of any Receivable due to the insolvency, bankruptcy, or financial inability to pay of the Obligor arising or occurring at any time after the date of its Conveyance hereunder (the "Excluded Amounts").

            Without limiting the foregoing but subject to the exclusions set forth in clauses (A) and (B) of the previous sentence, Maxtor shall indemnify each Indemnified Person for Indemnified Amounts relating to or resulting from:

            (1) any action taken by Maxtor, other than in accordance with this Agreement or the RLSA, in respect of any portion of the Receivables and Other Conveyed Property related thereto which are Conveyed hereunder;

            (2) the negligence, willful misfeasance, or bad faith of Maxtor in the performance of its duties under this Agreement or by reason of reckless disregard of Maxtor's obligations and duties under this Agreement;

            (3) the failure of any Receivable or Other Conveyed Property related thereto which are Conveyed hereunder, to comply with all requirements of applicable law as of any Conveyance Date;

            (4) any Conveyed Receivable treated as, or represented by Maxtor to be, in compliance with the Schedule of Representations which was not in compliance with the Schedule of Representations as of the Conveyance Date of such Receivable;

            (5) reliance on any representation or warranty made or deemed made by Maxtor or any of its officers under or in connection with this Agreement or any Transaction Document, which shall have been false or incorrect when made or deemed made or delivered;

            (6) the failure of Maxtor to comply with any term, provision or covenant contained in this Agreement or any agreement executed in connection with this Agreement, or with any applicable law, rule or regulation with respect to any Conveyed Receivables or Other Conveyed Property, or the nonconformity of any Conveyed Receivable or Other Conveyed Property with any such law, rule or regulation;

            (7) the failure to invest and maintain vested in the Purchaser a first priority perfected security interest (as defined under the UCC of any applicable jurisdiction) in the Receivables, together with all Other Conveyed Property related thereto which are Conveyed hereunder;

            (8) the failure to file, or any delay in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to any Receivables or Other Conveyed Property related thereto which are Conveyed hereunder;

            (9) any dispute, claim, offset or defense (other than the discharge in bankruptcy of an Obligor) to the payment of any Conveyed Receivable (including, without limitation a defense based on such Receivable (or the Contract evidencing such Receivable) not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms) or any other claim resulting from the sale of the merchandise, products or services related to such Receivable or the furnishing or failure to furnish such merchandise or services or claims resulting from collection activities with respect to such Receivable;

            (10) any products liability or other claim arising out of or in connection with the merchandise, products or services which are the subject of any Contract;

            (11) any failure of Maxtor to perform its duties or obligations in accordance with the provisions of this Agreement;

            (12) the failure to pay prior to delinquency any taxes payable in connection with the Conveyed Receivables or Other Conveyed Property related thereto;

            (13) the commingling of Collections at any time with other funds;

            (14) any investigations, litigation or proceeding related to matters which are the subject of this Agreement or the Conveyed Receivables or Other Conveyed Property;

            (15) any attempt by any Person to void or otherwise avoid the transfer under this Purchase Agreement of the Receivables and Other Conveyed Property related thereto, due to or based upon any facts or circumstances existing prior to or on the date of such transfer, under any statutory provision or common law or equitable action, including, without limitation, any provision of the Bankruptcy Code;

            (16) any failure of Maxtor or any of its agents or representatives to remit Collections of Conveyed Receivables remitted to Maxtor or any such agent or representative to the Servicer, the Collateral Agent or the Collection Account;

            (17) any claim arising out of or in connection with Maxtor's administration or servicing of the Conveyed Receivables; and

            (18) the sale or other transfer of any Conveyed Receivables, or any interests therein, in violation of applicable law.

            (2) In addition to the foregoing, Maxtor agrees to pay, and shall defend, indemnify and hold harmless each Indemnified Party from and against, any taxes (other than taxes based upon the income of an Indemnified Party and taxes that would constitute Excluded Amounts) that may at any time be asserted against any Indemnified Party by reason of the purchase or ownership of the Conveyed Receivables or Other Conveyed Property, including, without limitation, any sales, gross receipts, general corporation, tangible or intangible personal property, privilege, or license taxes and costs and expenses in defending against the same, arising by reason of the acts to be performed by Maxtor under this Agreement and imposed against such Person. Without limiting the foregoing, in the event that the Purchaser, the Lender, the Facility Insurer, the Backup Servicer, the Trustee, the Collateral Agent, the Collection Account Bank or the Agent receives actual notice of any Transfer Taxes arising out of the Conveyance of any Receivable and any other related Other Conveyed Property from Maxtor to the Purchaser under this Agreement, on written demand by such party, or upon Maxtor otherwise being given notice thereof, Maxtor shall pay, and otherwise indemnify and hold the Purchaser, the Lender, the Facility Insurer, the Backup Servicer, the Trustee, the Collateral Agent, the Collection Account Bank and the Agent harmless, on an after-tax basis, from and against any and all such Transfer Taxes (it being understood that the Purchaser, the Lender, the Facility Insurer, the Backup Servicer, the Trustee, the Collateral Agent, the Collection Account Bank and the Agent shall have no contractual obligation to pay such Transfer Taxes).

            (3) The indemnity obligations under this Section 4.3 shall be in addition to any obligation that Maxtor may otherwise have under applicable law or any other Transaction Document. The foregoing shall not limit any other rights which any Indemnified Person may have hereunder or under applicable law.

                         ARTICLE 5 COVENANTS OF MAXTOR

            SECTION 5.1 Protection of Title of the Purchaser.

            (1) On or prior to the date of the initial Conveyance hereunder, Maxtor shall have filed or caused to be filed UCC-1 financing statements (each in a form proper for filing in the applicable jurisdiction) naming Maxtor as seller, naming the Purchaser as buyer, naming the Collateral Agent as assignee and describing the Receivables and Other Conveyed Property being Conveyed by it to the Purchaser, with the office of the Secretary of State of the State of Delaware and in such other locations as the Purchaser, the Agent or the Facility Insurer shall have required. Without limiting the foregoing, Maxtor hereby authorizes the Purchaser and any assignee thereof to prepare and file any such UCC-1 financing statements. From time to time thereafter, Maxtor shall authorize, execute (if applicable) and file such financing statements and cause to be executed (if applicable) and filed such continuation statements, all in such manner and in such places as may be required by law (or deemed desirable by the Purchaser or any assignee thereof) to fully perfect, preserve, maintain and protect the interest of the Purchaser under this Agreement, and the security interest of the Collateral Agent (for the benefit of the Secured Parties) under the RLSA, in the Receivables and Other Conveyed Property related thereto which are Conveyed hereunder, as the case may be, and in the proceeds thereof. Maxtor shall deliver (or cause to be delivered) to the Purchaser and the Collateral Agent file-stamped copies of, or filing receipts for, any document filed as provided above, as soon as available following such filing. In the event that Maxtor fails to perform its obligations under this subsection, the Purchaser or the Collateral Agent may perform such obligations, at the expense of Maxtor, and Maxtor hereby grants to the Purchaser and the Collateral Agent an irrevocable power of attorney to take any and all steps in order to perform such obligations in Maxtor's or in its own name, as applicable, and on behalf of Maxtor, as are necessary or desirable, in the determination of the Purchaser or the Collateral Agent or any assignee thereof.

            (2) On or prior to each Conveyance Date hereunder, Maxtor shall take all steps necessary under all applicable law in order to transfer and assign to the Purchaser the Receivables and Other Conveyed Property related thereto being Conveyed on such Conveyance Date to the Purchaser so that, upon the Conveyance of such Receivable and Other Conveyed Property related thereto from Maxtor to the Purchaser pursuant to the terms hereof on such Conveyance Date, the Purchaser will have acquired good and marketable title to and a valid and perfected ownership interest in such Receivables and Other Conveyed Property, free and clear of any Adverse Claim or restrictions on transferability (other than Other Permitted Liens).

            (3) On or prior to each Conveyance Date hereunder, Maxtor shall take all steps required under applicable law in order for the Purchaser to grant to the Collateral Agent (for the benefit of the Secured Parties) a first priority perfected security interest in the Receivables and Other Conveyed Property related thereto being Conveyed to the Purchaser on such Conveyance Date and, from time to time thereafter, Maxtor shall take all such actions as may be required by applicable law (or deemed desirable by the Agent or the Facility Insurer) to fully preserve, maintain and protect the Purchaser's ownership interest in, and the Collateral Agent's first priority perfected security interest in, the Receivables and Other Conveyed Property related thereto which have been Conveyed to the Purchaser hereunder.

            (4) [Intentionally Omitted.]

            (5) Maxtor shall not change its name, identity, or corporate structure in any manner or use any tradenames, fictitious names, assumed names, "doing business as" names or other names that would or could make any financing statement or continuation statement filed by Maxtor (or by the Purchaser on behalf of Maxtor) in accordance with paragraph (a) above seriously misleading within the meaning of Section 9-507 of the UCC (or any similar provision of the UCC), unless Maxtor shall have given the Purchaser, the Lender, the Collateral Agent, the Facility Insurer and the Agent at least 30 days prior written notice thereof, and shall promptly file appropriate amendments to all previously filed financing statements and continuation statements. (1)

            (6) Maxtor will not change its jurisdiction of incorporation unless at least thirty (30) days prior to the effective date of such change, Maxtor notifies the Purchaser, the Lender, the Collateral Agent, the Facility Insurer and the Agent of such change in writing and delivers to the Purchaser, the Lender, the Collateral Agent, the Facility Insurer and the Agent such financing statements as the Purchaser, the Lender, the Collateral Agent, the Facility Insurer or the Agent may reasonably request to reflect such change of location, together with such Opinions of Counsel, documents and instruments as the Purchaser, the Lender, the Collateral Agent, the Facility Insurer or the Agent may reasonably request in connection therewith. Maxtor shall at all times maintain its jurisdiction of incorporation, each office from which it services Receivables and its principal executive office within the United States of America.

            (7) Maxtor shall maintain its computer systems so that, from and after the time of Conveyance under this Agreement of Receivables (and Other Conveyed Property related thereto) to the Purchaser and the grant of a security interest in such Receivables (and Other Conveyed Property related thereto) by the Purchaser to the Collateral Agent (for the benefit of the Secured Parties) Maxtor's master computer records (including archives) that shall refer to such a Receivable (and Other Conveyed Property related thereto) indicate clearly that such Receivable (and Other Conveyed Property related thereto) has been Conveyed to the Purchaser hereunder and Pledged by the Purchaser under the RLSA. Indication of the Collateral Agent's security interest for the benefit of the Secured Parties in a Receivable (and Other Conveyed Property related thereto) Conveyed hereunder shall be deleted from or modified on Maxtor's computer systems when, and only when, such Conveyed Receivable shall be (i) paid off by the related Obligor, (ii) liquidated by the Servicer, (iii) purchased by Maxtor in accordance with Sections 6.1 or 6.2 hereof or (iv) released by the Collateral Agent pursuant to Section 2.20 of the RLSA.

            SECTION 5.2 Other Liens or Interests. Except for the Conveyances hereunder, Maxtor will not sell, pledge, assign, transfer or otherwise convey to any other Person, or grant, create, incur, assume or suffer to exist any Adverse Claim (other than any Other Permitted Liens) on the Receivables and Other Related Property that is Conveyed hereunder or any interest therein, and Maxtor shall defend the right, title, and interest of the Purchaser and the

Collateral Agent (for the benefit of the Secured Parties) in and to such Receivables and Other Conveyed Property against all Adverse Claims (other than any Other Permitted Liens) of third parties claiming through or under Maxtor. Maxtor will not grant, create, incur, assume or suffer to exist any Adverse Claim (other than any Other Permitted Liens) on any of its inventory.

            SECTION 5.3 Costs and Expenses. Maxtor shall pay all reasonable, documented costs and disbursements in connection with the performance of its obligations hereunder and the Transaction Documents to which it is a party.

            SECTION 5.4 Exclusivity. After the date hereof, Maxtor shall Convey, on each Conveyance Date, all of the outstanding Receivables originated by Maxtor since the previous Conveyance Date. SECTION 1.1

            SECTION 5.5 Separate Conduct of Business. Maxtor will (i) maintain separate corporate records and books of account from those of the Purchaser;
(ii) conduct its business from the office set forth in Section 7.5 hereto; (iii) ensure that none of its oral or written communications, including without limitation, letters, invoices, purchase orders, contracts, statements and applications, will be made in the name of the Purchaser; (iv) have stationery and other business forms and a mailing address and a telephone number separate from those of the Purchaser set forth in Section 7.5 hereto; (v) not hold itself out as having agreed to pay, or as being liable for, the obligations of the Purchaser; (vi) not engage in any transaction with the Purchaser except as contemplated by this Agreement or as permitted by the RLSA; (vii) continuously maintain as official records the resolutions, agreements and other instruments underlying the transactions contemplated by this Agreement; and (viii) disclose on its annual financial statements (A) the effects of the transactions contemplated by this Agreement in accordance with generally accepted accounting principles and (B) that the assets of the Purchaser are not available to pay Maxtor's creditors.

            SECTION 5.6 Other Covenants of Maxtor.

            (1) Maxtor will observe all corporate procedures required by its certificate of incorporation and bylaws and the laws of its jurisdiction of incorporation. Maxtor will maintain its corporate existence in good standing under the laws of its jurisdiction of incorporation and will promptly obtain and thereafter maintain qualifications to do business as a foreign corporation in any other state in which it does business and in which it is required to so qualify in accordance with applicable law except where failure to be so qualified would not cause a Material Adverse Effect.

            (2) Maxtor shall, to the extent required by applicable law, disclose all material transactions associated with this transaction in appropriate regulatory filings and public announcements. The annual financial statements of Maxtor (including any consolidated financial statements) shall disclose the effects of the transactions contemplated by this Agreement as a sale of Receivables and Other Conveyed Property to the extent required by and in accordance with GAAP.

            (3) Maxtor shall take all other actions necessary to maintain the accuracy of the factual assumptions and understandings set forth in the legal opinion of Morrison & Foerster LLP, special counsel to Maxtor, issued in connection with this Agreement and relating to the issues of substantive consolidation and true sale or contribution of the Receivables.

            (4) Maxtor will not make or allow to be made any material amendment to the Credit and Collection Policy without the prior written consent of the Purchaser, the Agent and the Facility Insurer. Maxtor shall comply with all provisions of the Credit and Collection Policy.

            (5) If Maxtor receives any Collections, it will remit all such Collections to the Collection Account within two (2) Business Day of Maxtor's receipt thereof. (1)

            (6) Maxtor shall instruct the Obligor of each Conveyed Receivable to remit all Collections owed by such Obligor by delivery of checks to the Lockbox or by wire transfers to the Lockbox Account (and shall ensure that only funds constituting Collections shall be deposited into the Lockbox Account).

            (7) Maxtor shall promptly, from time to time, provide to the Purchaser and the Facility Insurer, the Lender and the Agent, as assignees of the Purchaser such information, documents, records or reports relating to the Receivables or the condition or operations, financial or otherwise, of Maxtor as the Purchaser, the Agent or the Facility Insurer may from time to time reasonably request.

            (8) Maxtor will notify the Purchaser and the Agent and the Facility Insurer, as assignees of the Purchaser, in writing of any of the following promptly upon learning of the occurrence thereof, describing the same and, if applicable, the steps being taken with respect thereto:

            (1) (A) The entry of any judgment or decree against Maxtor or any of its respective Subsidiaries if the aggregate amount of all judgments and decrees then outstanding against Maxtor and its Subsidiaries exceeds $1,000,000 after deducting (1) the amount with respect to which Maxtor or any such Subsidiary is insured and with respect to which the insurer has assumed responsibility in writing, and (2) the amount for which Maxtor or any such Subsidiary is otherwise indemnified if the terms of such indemnification are satisfactory to the Agent and the Facility Insurer, and (B) the institution of any litigation, arbitration proceeding or governmental proceeding against Maxtor which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

            (2) The occurrence of any event or condition that has had, or could reasonably be expected to have, a Material Adverse Effect with respect to Maxtor.

            (3) The occurrence of a default or an event of default under any other financing arrangement involving a borrowing, or a commitment to advance funds, in an amount of at least $1,000,000, pursuant to which Maxtor is a debtor or an obligor.

            (4) Any downgrade in the rating of any Indebtedness of, or of any implied rating of, Maxtor by S&P or Moody's, setting forth the Indebtedness, if any, affected and the nature of such change.

            (9) Maxtor will maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing all Receivables in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records and other information reasonably necessary or advisable for the collection of all Receivables (including, without limitation, records adequate to permit the immediate identification of each new Receivable and all Collections of and adjustments to each existing Receivable). Maxtor will give the Purchaser and the Agent and the Facility Insurer, as assignees of the Purchaser, notice of any material change in the administrative and operating procedures referred to in the previous sentence.

            (10) Maxtor will perform each of its obligations and undertakings under and pursuant to this Agreement and will Convey Receivables hereunder in strict compliance with the terms hereof.

            (11) Maxtor will file all tax returns and reports required by law to be filed by it and will promptly pay all taxes and governmental charges at any time owing, except any such taxes which are not yet delinquent or are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books.

            (12) Maxtor shall timely and fully perform and comply with all provisions, covenants and other promises required to be observed by Maxtor under the Contracts related to the Conveyed Receivables. Maxtor shall pay when due any taxes payable in connection with the Conveyed Receivables.

                         ARTICLE 6 PURCHASES BY MAXTOR

            SECTION 6.1 Deemed Collections; Purchase of Receivables Upon Breach of Warranty.

            (1) If on any day the Outstanding Balance of any Conveyed Receivable is reduced or adjusted as a result of (i) any defective, rejected or returned merchandise or services, any cash discount, or any failure by Maxtor to deliver any merchandise or services or otherwise perform under the related Contract,
(ii) any change in or cancellation of any of the terms of the related Contract or any other adjustment by Maxtor which reduces the amount payable by the Obligor on the related Receivable (including, without limitation, any price protection, marketing, incentive and "meet the competition" credits or other program credits and any volume and revenue rebates and advertising allowances),
(iii) any setoff in respect of any claim by the Obligor thereof (whether such claim arises out of the same or a related transaction or an unrelated transaction) or (iv) any specific dispute, offset, counterclaim or defense whatsoever (except the insolvency, bankruptcy, or financial inability to pay of the Obligor thereof), Maxtor shall be deemed to have received on such day a Collection of such Receivable in the amount of such reduction or adjustment and shall deposit such amount into the Collection Account on such day.

            (2) In the event of the occurrence of a Maxtor Purchase Event, Maxtor shall, within (3) three days of the discovery by or notice (from any Person) to Maxtor of such Maxtor Purchase Event, unless such Maxtor Purchase Event shall have been cured in all respects, either (i) purchase from the Purchaser each Receivable Conveyed hereunder which is effected by or related to such Maxtor Purchase Event from the Purchaser, in which case Maxtor shall pay to the Purchaser (by means of a transfer to the Collection Account) the Outstanding Balance of such Receivable as of the date of the purchase thereof from the Purchaser or (ii) in exchange for the reassignment (pursuant to Section 6.2 hereof) of the Receivables Conveyed hereunder which are effected by or related to such Maxtor Purchase Event, Contribute to Purchaser, Eligible Receivables with an aggregate Outstanding Balance at least equal to the aggregate Outstanding Balance of the Receivables Conveyed hereunder which are effected by or related to such Maxtor Purchase Event.

            (3) Notwithstanding any other provision of this Agreement or the RLSA to the contrary, the obligation of Maxtor under this Section 6.1 shall not terminate upon a termination of Maxtor as Servicer under the RLSA and shall be performed in accordance with the terms hereof notwithstanding the failure of the Servicer or the Purchaser to perform any of their respective obligations with respect to such Receivable under the RLSA. It is understood and agreed that the obligation of Maxtor to cure a Maxtor Purchase Event or purchase the Receivables Conveyed hereunder which are effected by or related to such Maxtor Purchase Event shall (i) constitute the sole remedy against Maxtor with respect to such Maxtor Purchase Event available to the Purchaser or the Agent or the Secured Parties or any assignee of any of the foregoing (except for indemnities, if applicable, provided for under Section 4.3 hereof or under the RLSA) and (ii) is not intended to, and shall not, constitute a guaranty of the collectibility or payment of any Receivable which is not collected, not paid or uncollectible on account of the insolvency, bankruptcy, or financial inability to pay of the related Obligor.

            SECTION 6.2 Reassignment of Purchased Receivables. Upon deposit into the account or accounts designated by the Purchaser of the price paid to the Purchaser for any Receivable purchased by Maxtor under Section 6.1 or upon the Contribution of replacement Receivables pursuant to Section 6.1, the Purchaser shall (and shall request the Collateral Agent to) take such steps as may be reasonably requested by Maxtor in order to assign to Maxtor all of the Purchaser's right, title and interest in and to the Receivables being repurchased or replaced and all security and documents and all Other Conveyed Property Conveyed to the Purchaser directly related thereto, without recourse, representation or warranty of any kind, except as to the absence of liens, charges or encumbrances created by or arising solely as a result of actions of the Purchaser or the Collateral Agent. Such assignment shall be a sale and assignment outright, and not for security. If, following the reassignment of a Receivable, in any enforcement suit or legal proceeding, it is held that Maxtor may not enforce any such Receivable on the ground that it shall not be a party in interest or a holder entitled to enforce such Receivable, the Purchaser shall, at the expense of Maxtor, take such steps as Maxtor, deems reasonably necessary to enforce such Receivable, including bringing suit in the Purchaser's name.

            SECTION 6.3 Waivers. No failure or delay on the part of the Purchaser or any assignee thereof, in exercising any power, right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other or future exercise thereof or the exercise of any other power, right or remedy.

                            ARTICLE 7 MISCELLANEOUS

            SECTION 7.1 Liability of Maxtor. Maxtor shall be liable in accordance herewith only to the extent of the obligations in this Agreement specifically undertaken by Maxtor and with respect to its representations and warranties hereunder.

            SECTION 7.2 Merger or Consolidation of Maxtor or the Purchaser. Any corporation or other entity (i) into which Maxtor or the Purchaser may be merged or consolidated, (ii) resulting from any merger or consolidation to which Maxtor or the Purchaser is a party or (iii) succeeding to the business of Maxtor or the Purchaser, provided that in any of the foregoing cases such corporation or other entity shall execute an agreement of assumption to perform every obligation of Maxtor or the Purchaser, as the case may be, under this Agreement and, whether or not such assumption agreement is executed, shall be the successor to Maxtor or the Purchaser, as the case may be, hereunder (without relieving Maxtor or the Purchaser of its responsibilities hereunder, if it survives such merger or consolidation) without the execution or filing of any document or any further act by any of the parties to this Agreement. Maxtor or the Purchaser shall prior to the effective date thereof inform the other party and the Agent, the Lender, the Facility Insurer and the Collateral Agent of such merger, consolidation or purchase and assumption. Notwithstanding the foregoing, as a condition to the consummation of the transactions referred to in clauses (i), (ii) and (iii) above, (x) immediately after giving effect to such transaction, no representation or warranty made pursuant to Sections 4.1 and 4.2 or covenant made pursuant to Section 4.3, shall have been breached in any respect (for purposes hereof, such representations and warranties, other than those contained in Section 4.1(a), shall speak as of the date of the consummation of such transaction), (y) Maxtor or the Purchaser, as applicable, shall have delivered to the Agent and the Facility Insurer an Officer's Certificate and an Opinion of Counsel each stating that such consolidation, merger or succession and such agreement of assumption comply with this Section 7.2 and that all conditions precedent, if any, provided for in this Agreement relating to such transaction have been complied with, and (z) Maxtor or the Purchaser, as applicable, shall have delivered to the Agent and the Facility Insurer an Opinion of Counsel, stating, in the opinion of such counsel, either (A) all financing statements and continuation statements and amendments thereto have been executed and filed that are necessary to preserve and protect the security interest of the Collateral Agent (for the benefit of the Secured Parties) in the Conveyed Receivables and Other Conveyed Property related thereto and reciting the details of the filings or (B) no such action shall be necessary to preserve and protect such interest.

            SECTION 7.3 Limitation on Liability of Maxtor and Others. Maxtor and any manager, employee or agent of Maxtor may rely in good faith on the advice of counsel respecting any matters arising under this Agreement. Maxtor shall not be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its obligations under this Agreement, the RLSA or the Transaction Documents to which it is a party.

            SECTION 7.4 Amendment. This Agreement may be amended by Maxtor and the Purchaser only with the prior written consent of the Agent and the Facility Insurer.

            SECTION 7.5 Notices. All demands, notices and communications to Maxtor or the Purchaser hereunder shall be in writing, personally delivered, or sent by telecopier (subsequently confirmed in writing), reputable overnight courier or mailed by certified mail, return receipt requested, and shall be deemed to have been given upon receipt (a) in the case of Maxtor at the following address: 500 McCarthy Boulevard, Milpitas, CA 95035, Attention:
Treasurer, Facsimile No.: 408-952-3984 or such other address as shall be designated by Maxtor in a written notice delivered to the Purchaser and (b) in the case of the Purchaser at the following address: 500 McCarthy Boulevard, #22,777, Milpitas, CA 95035, Attention: Treasurer, Telephone No.: 408-894-4410 or such other address as shall be designated by a party in a written notice delivered to the other party.

            SECTION 7.6 Merger and Integration. Except as specifically stated otherwise herein, this Agreement, the RLSA and the other Transaction Documents set forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by this Agreement, the RLSA and the Transaction Documents. This Agreement may not be modified, amended, waived or supplemented except as provided herein.

            SECTION 7.7 Severability of Provisions. If any one or more of the covenants, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, provisions or terms shall be deemed severable from the remaining covenants, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

            SECTION 7.8 Costs, Expenses and Taxes.

            (1) In addition to the rights of indemnification granted to the Purchaser pursuant to Section 4.3, Maxtor agrees to pay on demand all costs and expenses in connection with the preparation, execution and delivery of this Agreement and the other documents and agreements to be delivered hereunder, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Purchaser with respect thereto and with respect to advising the Purchaser as to its rights and remedies under this Agreement, and Maxtor agrees to pay all costs and expenses, if any of the Purchaser and any assignee thereof (including reasonable counsel fees and expenses), in connection with the enforcement of this Agreement and the other documents to be delivered hereunder excluding, however, any costs of enforcement or collection of Receivables purchased by the Purchaser hereunder.

            (2) In addition, Maxtor agrees to pay any and all stamp and other taxes and fees payable in connection with the execution, delivery, filing and recording of this Agreement or the other documents or agreements to be delivered hereunder, and Maxtor agrees to save the Purchaser and its assigns and transferees harmless from and against any liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and fees.

            SECTION 7.9 Governing Law. THIS AGREEMENT SHALL, IN ACCORDANCE WITH
SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ANY CONFLICTS OF LAW PRINCIPLES THEREOF THAT WOULD CALL FOR THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION.

            SECTION 7.10 Counterparts. For the purpose of facilitating the execution of this Agreement and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and all of which counterparts shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by facsimile shall be effective as delivery of a manually executed counterpart of this Agreement.

            SECTION 7.11 Nonpetition Covenant. Until one year and one day after all Loans, Yield, Premium, Accrued Liabilities and other amounts owed by the Purchaser under the RLSA, the Fee Letter, the Insurance Agreement and the Premium Letter shall have been paid in full and all commitments of the Lender to provide any financial accommodations to the Purchaser under the RLSA shall have terminated, Maxtor shall not petition or otherwise invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Purchaser under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Purchaser or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Purchaser.

            SECTION 7.12 Binding Effect; Assignability; Term.

            (1) This Agreement shall be binding upon and inure to the benefit of Maxtor, the Purchaser and their respective successors and assigns; provided, however, that, without limiting the provisions of Section 7.12 hereof, Maxtor may not assign its rights or obligations hereunder or any interest herein without the prior written consent of the Purchaser, the Agent and the Facility Insurer. The Purchaser may assign all of its rights hereunder to an assignee, and such assignee shall have all rights of the Purchaser under this Agreement (as if such assignee were the Purchaser hereunder).

            (2) This Agreement shall create and constitute the continuing obligation of the parties hereto in accordance with its terms, and shall remain in full force and effect until such time, after all Loans, Yield, Premium, Accrued Liabilities and other amounts owed by the Purchaser under the RLSA, the Fee Letter, the Insurance Agreement and the Premium Letter shall have been paid in full and all commitments of the Lender to provide any financial accommodations to the Purchaser under the RLSA shall have terminated and when all of the Receivables Conveyed hereunder are collected in full; provided, however, that rights and remedies with respect to any breach of any representation and warranty made by Maxtor pursuant to Article IV hereof and the provisions of Article V and Section 7.11 shall be continuing and shall survive any termination of this Agreement.

            SECTION 7.13 Third Party Beneficiaries. Each of the parties hereto hereby acknowledges that the Purchaser intends to assign all of its rights under this Agreement to the Collateral Agent (for the benefit of the Secured Parties) and Maxtor hereby consents to such assignment. The Collateral Agent, the Agent, the Lender and the Facility Insurer shall be third party beneficiaries of, and shall be entitled to enforce the Purchaser's rights and remedies under, this Agreement to the same extent as if they were parties hereto.

                  [Remainder of page intentionally left blank.]

            IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.

                                           MAXTOR CORPORATION


                                           By:/s/ Glen Haubl
                                               ---------------------------------
                                               Name:  Glen Haubl
                                               Title: Treasurer

                                           MAXTOR FUNDING LLC


                                           By: /s/ Glen Haubl
                                               ---------------------------------
                                               Name:  Glen Haubl
                                               Title: Director, V.P. & Treasurer

             [Signature Page to Purchase and Contribution Agreement]

                                                                       EXHIBIT A

                                     FORM OF
                          DEFERRED PURCHASE PRICE NOTE

                                                      New York, New York
                                                      As of May 9, 2003

            FOR VALUE RECEIVED, Maxtor Funding LLC, a Delaware limited liability company (the "Purchaser"), hereby promises to pay to Maxtor Corporation ("Maxtor") the principal amount of this Note, determined as described below, together with interest thereon at a rate per annum equal at all times to the Base Rate in effect from time to time, in each case in lawful money of the United States of America. Capitalized terms used herein but not defined herein shall have the meanings assigned to such terms in the Purchase and Contribution Agreement, dated as of May 9, 2003, between the Purchaser and Maxtor (such agreement, as it may from time to time be amended, restated or otherwise modified in accordance with its terms, the "Purchase Agreement"). This Note is the Subordinated Note referred to in the Purchase Agreement.

            The aggregate principal amount of this Note at any time shall be equal to the aggregate Deferred Purchase Price on the date of the issuance hereof, as the same may be increased from time to time pursuant to the terms of the Purchase Agreement, minus the aggregate amount of all payments made from time to time in reduction of the aggregate Deferred Purchase Price pursuant to the terms of Section 2.1(j) of the Purchase Agreement, in each case, as recorded on the schedule annexed to and constituting a part of this Note, but failure to so record shall not affect the obligations of the Purchaser or Maxtor.

            The entire principal amount of this Note shall be due and payable on the date one year and one day after the Outstanding Balance of all Receivables sold under the Purchase Agreement has been reduced to zero, all Loans, Yield, Premium, Accrued Liability and other amounts owed by the Purchaser under the RLSA, the Fee Letter, the Insurance Agreement and the Premium Letter shall have been paid in full and all commitments of the Lender to provide any financial accommodations to the Purchaser under the RLSA shall have terminated or such later date as may be agreed in writing by Maxtor and the Purchaser. Subject to the subordination terms hereof, the principal amount of this Note may, at the option of the Purchaser, be prepaid in whole at any time or in part from time to time. All payments hereunder shall be made by wire transfer of immediately available funds to such account of Maxtor as Maxtor may designate in writing.

            Notwithstanding any other provisions contained in this Note, in no event shall the rate of interest payable by the Purchaser under this Note exceed the highest rate of interest permissible under applicable law.


                                    Exh. A-1

            The obligations of the Purchaser under this Note are subordinated in right of payment, to the extent set forth in Section 2.1(j) of the Purchase Agreement, to the prior payment in full of all Loans, Yield, Premium, Accrued Liability and other obligations of the Purchaser under the RLSA, the Fee Letter, the Insurance Agreement and the Premium Letter.

            Notwithstanding any provision to the contrary in this Note or elsewhere, no demand for any payment may be made hereunder, no payment shall be due with respect hereto and Maxtor shall have no claim for any payment hereunder prior to the date one year after all Loans, Yield, Premium, Accrued Liability and other obligations owing under the RLSA shall have been paid in full and all commitments of the Purchaser to provide any financial accommodations under the RLSA shall have been terminated.

            In the event that, notwithstanding the foregoing provision limiting such payment, Maxtor shall receive any payment or distribution on this Note which is not specifically permitted by Section 2.1(j) of the Purchase Agreement, such payment shall be received and held in trust by Maxtor for the benefit of the entities to whom any obligations are owed under the RLSA and shall be promptly paid over to such entities.

            The subordination provisions contained herein are for the direct benefit of, and may be enforced by, the Collateral Agent, the Agent, the Lender and the Facility Insurer and any of their respective assignees.

            The terms of this Note may not be amended or otherwise modified without the prior written consent of Maxtor, the Purchaser, the Agent and the Facility Insurer.

            The Purchaser hereby waives diligence, presentment, demand, protest and notice of any kind whatsoever.

            Neither this Note, nor any right of Maxtor to receive payments hereunder, shall, without the prior written consent of the Purchaser and (so long as the RLSA remains in effect or any amounts remain outstanding thereunder) the Agent and the Facility Insurer, be assigned, transferred, exchanged, pledged, hypothecated, participated or otherwise conveyed.

            THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                                          MAXTOR FUNDING LLC


                                          By:________________________
                                             Name:
                                             Title:


                                    Exh. A-2

                    SCHEDULE TO DEFERRED PURCHASE PRICE NOTE

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  DATE      ADDITION TO PRINCIPAL AMOUNT       AMOUNT OF PRINCIPAL PAID OR
              UNPAID PRINCIPAL BALANCE          PREPAID NOTATION MADE BY
-------     ----------------------------       ---------------------------
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


                                    Exh. A-3

                                                                      SCHEDULE A

                   SCHEDULE OF REPRESENTATIONS AND WARRANTIES
                            OF MAXTOR WITH RESPECT TO
                              ELIGIBLE RECEIVABLES

      The following representations and warranties are made by Maxtor as of each Conveyance Date (and only as of such Conveyance Date) with respect to each Conveyed Receivable which was Conveyed on such Conveyance Date and included as an Eligible Receivable for purposes of calculating the Net Eligible Receivables Balance and/or preparing a Daily Report, Borrowing Report or Monthly Remittance Report.

      1. (i) The related Obligor and Maxtor have fully executed and delivered a Contract, in substantially the form of one of the contracts attached to the RLSA as Exhibit D-1, with respect to the merchandise, products or services related to such Conveyed Receivable or (ii) Maxtor has delivered to the related Obligor an invoice, in substantially the form of one of the invoices attached to the RLSA as Exhibit D-2, with respect to the merchandise, products or services related to such Conveyed Receivable.

      2. The Obligor with respect to such Conveyed Receivable received a completely legible, completely filled-in copy of the related Contract and each other document that such Obligor was required to sign in connection with the purchase of the merchandise, products or services related to such Conveyed Receivable.

      3. The Contract related to such Conveyed Receivable is in full force and effect in accordance with its terms and the Obligor related thereto has not suspended or reduced payments or obligations due or to become due thereunder by reason of default by any other party to such Contract.

      4. Such Conveyed Receivable was originated in the United States or Canada and is denominated and payable only in United States dollars.

      5. Such Conveyed Receivable represents the genuine, legal, valid, binding and full recourse payment obligation of the Obligor to pay the stated amount thereunder.

      6. The Contract related to such Conveyed Receivable is enforceable by Maxtor and its successors and assigns, in accordance with its terms.

      7. The Obligor with respect to such Conveyed Receivable (and any Person executing a Guaranty in connection therewith), has full legal capacity to execute and deliver the related Contract and any other documents related thereto.


                                    Exh. A-4

      8. Each such Conveyed Receivable, at the time of origination and on the date of its Conveyance hereunder, conforms to all requirements of the Credit and Collection Policy and, in any case, no such Receivable is required to be written off pursuant to the Credit and Collection Policy.

      9. No Bankruptcy Event has occurred and is continuing with respect to the Obligor related to such Conveyed Receivable.

      10. Such Conveyed Receivable and the related Contract was originated by Maxtor in the ordinary course of Maxtor's business and Maxtor had all necessary licenses and permits to originate such Conveyed Receivable and the related Contract under all applicable laws.

      11. Such Conveyed Receivable and the related Contract was originated by Maxtor without any fraud or material misrepresentation on the part of the such Obligor or Maxtor.

      12. Such Conveyed Receivable and Other Conveyed Property related thereto are not subject to laws which would make unlawful, void or voidable the sale, transfer, pledge or assignment of such Conveyed Receivable and Other Conveyed Property related thereto.

      13. The Contract related to such Conveyed Receivable does not contain a confidentiality provision that purports to restrict the ability of the Purchaser, the Agent or the Secured Parties to exercise their rights under this Agreement or the RLSA, including their rights to review the related Contract.

      14. The payment obligation under such Conveyed Receivable is not assignable to any Person in a manner which would release the Obligor thereof from such Obligor's payment obligations thereunder.

      15. No selection procedures adverse to the Purchaser, the Agent or the Secured Parties have been utilized in selecting such Conveyed Receivable from all similar receivables originated by the Originator.

      16. Such Conveyed Receivable is not a Defaulted Receivable or a Delinquent Receivable.

      17. The Obligor related to such Conveyed Receivable is not an Obligor with respect to any Defaulted Receivables the Outstanding Balances of which, in the aggregate, constitute more than 20% of the aggregate Outstanding Balance of all Conveyed Receivables with respect to such Obligor.

      18. Such Conveyed Receivable is an obligation representing all or part of the sales price of merchandise, insurance or services within the meaning of
Section 3(c)(5) of the Investment Company Act of 1940, as amended, and the nature of which is such that its purchase would constitute a "current transaction" within the meaning of Section 3(a)(3) of the Securities Act of 1933, as amended.


                                    Sch. A-2

      19. Such Conveyed Receivable is an "account" within the meaning of Article 9 of the UCC.

      20. The Contract and other related documents related to such Conveyed Receivable are in full force and effect and have not been amended, extended, rewritten or modified from the original terms thereof.

      21. The purchase of such Conveyed Receivable under this Agreement by the Purchaser constitutes a "true-sale" and the Agent and the Facility Insurer shall have received an Opinion of Counsel to such effect.

      22. Maxtor has all necessary licenses and permits to Convey such Conveyed Receivable and Other Conveyed Property related thereto under all applicable laws.

      23. Such Conveyed Receivable, together with the related Contract, does not contravene any laws, rules or regulations applicable thereto (including, without limitation, laws, rules or regulations relating to usury, consumer protection, truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy).

      24. With respect to such Conveyed Receivable and Other Conveyed Property related thereto, Maxtor has not entered into any agreement that prohibits, restricts or conditions the sale, transfer, pledge and/or assignment of such Receivable and Other Conveyed Property related thereto.

      25. Such Conveyed Receivable and Other Conveyed Property related thereto are neither subject to any litigation, nor subject to any right of rescission, setoff, counterclaim or defense on the part of the Obligor thereunder or any other Person, the merchandise, products or services related to such Conveyed Receivable have been shipped to the related Obligor and the related Obligor's obligation to pay such Conveyed Receivable is absolute.

      26. Such Conveyed Receivable was not contractually past due at the time of Conveyance.

      27. The Obligor related to such Conveyed Receivable is not an Affiliate of any of the parties hereto, and is not a Government Entity.

      28. With respect to such Conveyed Receivable, the original Outstanding Balance is required to be paid in full no later than 60 days from the original date set forth in the related Contract.

      29. Maxtor has not taken any action to convey any right to any Person that would result in such Person having a right to payments due under any such Conveyed Receivable or impair the rights of the Purchaser in such Conveyed Receivable or any proceeds thereof.


                                    Sch. A-3

      30. [Intentionally Omitted.]

      31. With respect to such Conveyed Receivable, by the Conveyance Date on which such Receivable is Conveyed hereunder, Maxtor will have caused its master computer records relating to such Conveyed Receivable to be clearly and unambiguously marked to show that such Conveyed Receivable has been Sold and/or Contributed under this Agreement.

      32. Maxtor and the Purchaser shall have taken all steps necessary under all applicable law in order to perfect the ownership interest of the Purchaser, and the security interest of the Collateral Agent (for the benefit of the Secured Parties) in such Conveyed Receivable and Other Conveyed Property related thereto (and the proceeds thereof) and there exists in favor of the Collateral Agent (for the benefit of the Secured Parties) as secured party, a valid, subsisting and enforceable first priority perfected security interest in such Conveyed Receivable and Other Conveyed Property related thereto (and the proceeds thereof) and such security interest is prior to all other liens upon and security interests in such Conveyed Receivable and Other Conveyed Property related thereto (and the proceeds thereof) that now exist.

      33. Such Conveyed Receivable arises from the completion of the sale and delivery of merchandise, products or services which comply with the terms and specifications of the related Contract and any related purchase order, and does not represent an invoice in advance of such completion.

      34. With respect to such Conveyed Receivable, at or prior to the date of this Agreement, none of the Purchaser, the Agent or the Facility Insurer has notified Maxtor that such Conveyed Receivable (or class of Receivables) is no longer acceptable to be Conveyed hereunder.

      35. Such Conveyed Receivable is owned by Maxtor, and upon its Conveyance shall be owned by the Purchaser, free and clear of any Adverse Claim.

      36. Such Conveyed Receivable is not subject to any contingent performance requirements of Maxtor.

      37. The Obligor of such Conveyed Receivable is located or resides in the United States or a province of Canada that has enacted the Personal Property Act.

      38. Such Conveyed receivable does not relate to a Contract that was issued to evidence the remaining amount owed on a prior Contract after a partial payment was made on such prior Contract. 1.


                                    Sch. A-4

                                                                      SCHEDULE B

                      PRIOR NAMES AND TRADE NAMES OF MAXTOR

Prior Names:

None.

Trade Names:

None.

                                    Sch. B-1